UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2022

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2022, HOF Village Stadium, LLC (the “Lessee”), a wholly-owned subsidiary of Hall of Fame Resort & Entertainment Company (the “Company”) that leases the Tom Benson Hall of Fame Stadium (“Stadium”) from Stark County Port Authority, entered into an Energy Project Cooperative Agreement (the “EPC Agreement”) with Canton Regional Energy Special Improvement District, Inc. (the “ESID”), SPH Canton St, LLC, an affiliate of Stonehill Strategic Capital, LLC (“Investor”), and City of Canton, Ohio.

Under the EPC Agreement, the Investor provided $33,387,844 (the “Project Advance”) property assessed clean energy (“PACE”) financing to finance the costs of the special energy improvement projects at the Stadium described in the Canton Regional Energy Special Improvement District Project Plan that have been completed (as supplemented, the “Plan”). Of the Project Advance, $29,565,729 was disbursed to Lessee, $3,221,927 was retained by Investor as capitalized interest, and $600,187 was used to pay closing costs. Pursuant to the EPC Agreement, the Lessee agreed to make special assessment payments in an aggregate amount that will provide revenues sufficient to repay the Project Advance plus interest and certain costs (the “Special Assessments”). The Special Assessments have been levied in the amounts necessary to amortize the Project Advance, together with interest at the annual rate of 6.0% and a $6,542 semi-annual administrative fee to the ESID over 50 semi-annual payments of $1,314,913 to be collected beginning approximately on January 31, 2024, and continuing through approximately July 31, 2048

In connection with entering into the EPC Agreement, the Company obtained the consent and agreement of Cuyahoga River Capital LLC (“CRC”), pursuant to an agreement, dated June 27, 2022 (the “Consent Agreement”). CRC holds 100% of the interest in the Development Finance Authority of Summit County Tax-Exempt Development Revenue Bonds, Series 2018 (Hall of Fame Village - Stadium and Youth Fields TIF Project), issued in the original principal amount of $10,030,000 the “Series 2018 Bonds”). Pursuant to the Consent Agreement, upon the closing of the EPC Agreement the Company deposited $9,895,197 into a bank account at The Huntington National Bank (“Huntington”) subject to a deposit account control agreement (the “DACA”) executed by Huntington and CRC as secured party (the “Pledged Account”). Under the Consent Agreement, in the event the Series 2018 Bonds are outstanding on December 29, 2022, the Company will repurchase the Series 2018 Bonds. The Company granted CRC a lien on the Pledged Account to secure the Company’s obligations under the Consent Agreement. In the event the Series 2018 Bonds are redeemed and/or defeased prior to December 29, 2022, upon such redemption or defeasance the Consent Agreement shall automatically terminate, and CRC shall instruct Huntington to release the DACA

A copy of the press release announcing the $33,387,844 PACE financing is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Press Release dated July 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: July 6, 2022

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